UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

June 7, 2019

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-38681

Oregon	82-4710680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NWN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 7, 2019, Northwest Natural Holding Company (“NW Holdings” or the “Company”), issued and sold 1,437,500 shares of its common stock (the “Shares”) pursuant to a registration statement on Form S-3 (Registration Statement No. 333-227662) of the Company, which became effective automatically upon filing with the Securities and Exchange Commission on October 2, 2018, and a Prospectus Supplement, dated June 4, 2019, to a Prospectus, dated October 2, 2018. NW Holdings received net offering proceeds, after deducting the underwriters’ discounts and commissions and estimated expenses payable by NW Holdings, of approximately $92.8 million. NW Holdings intends that the net proceeds will be used for general corporate purposes, including equity contributions to NW Holdings’ subsidiaries, Northwest Natural Gas Company (“NW Natural”) and NW Natural Water Company (“NW Natural Water”). Contributions to NW Natural and NW Natural Water will be used for general corporate purposes. A portion of any contribution received by NW Natural may be used to repay short-term indebtedness. The Shares included the full exercise of the over-allotment option granted to the underwriters for the offering. NW Holdings is filing this Current Report on Form 8-K to report as exhibits certain documents in connection with the offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See exhibit index below.

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated June 4, 2019, by and among NW Holdings and J.P. Morgan Securities LLC as representative of the several underwriters named therein.

5(a)	Opinion of MardiLyn Saathoff, Esquire, regarding the validity of the securities.

5(b)	Opinion of Morgan, Lewis & Bockius LLP, regarding the validity of the securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST NATURAL HOLDING COMPANY
(Registrant)

Dated: June 7, 2019	/s/ Shawn M. Filippi
Vice President, Chief Compliance Officer & Corporate Secretary

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